UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 22, 2026

OpenWorld, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OPNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 2.02 Results of Operations and Financial Condition

On October 26, 2026, OpenWorld, Inc., a Nevada corporation (the “Company”) issued a press release announcing preliminary estimated revenue results for the quarter ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2026, the Board of Directors of the Company removed Jennifer Cola as Chief Financial Officer of the Company effective as of October 23, 2026. Ms. Cola remains employed by the Company pursuant to the terms of her employment agreement.

Effective October 23, 2026, the Board of Directors of the Company approved the appointment of Gerard Hernandez as the Company’s Chief Financial Officer effective. Prior to his appointment as Chief Financial Officer, Mr. Hernandez, age 38, served as the Company’s Chief Accounting Officer since September 30, 2026. Previously, Mr. Hernandez served as Chief Accounting Officer for Open World Ltd., a wholly-owned subsidiary of the Company, from January 1, 2026 to September 30, 2026 after previously serving as a consultant to Open World Ltd. beginning in August 2024. Since August 2024, Mr. Hernandez has served as Co-Founder of GM Accounting Solutions LLC, a firm providing accounting services to healthcare organizations, and since April 2023, he has served as Co-Founder of GM Consulting Group Inc., which provides strategic, accounting and CFO consulting services to Web3 companies. Since May 2023, Mr. Hernandez has served as Chief Financial Officer of ThriveCoin Inc., a company focused on automating treasury allocations to builders. ThriveCoin has a client referral relationship with OpenWorld. From January 2023 through June 2025, Mr. Hernandez served as a Special Council Member of the APE Foundation, which acts as the administrative and legal steward of the ApeCoin DAO, facilitating community-led governance and implementing approved initiatives. From February 2021 through September 2024, Mr. Hernandez served as Chief Financial Officer of JEVB Services LLC, a company providing support services to acute care hospitals, and from September 2017 through August 2024, he served as Chief Financial Officer of Agathos Support Service Inc., which provides support services to skilled nursing facilities. Mr. Hernandez earned a Bachelor of Science from the University of British Columbia in 2010 and a Diploma of Accounting from the University of British Columbia in 2011. He is a Certified Public Accountant licensed by the Washington State Board of Accountancy and is also a Chartered Professional Accountant in British Columbia, Canada.

In connection with his appointment, Mr. Hernandez entered into an amendment to his employment agreement effective October 23, 2026 pursuant to which his title was changed to Chief Financial Officer, Treasurer and Secretary (“Employment Agreement Amendment”). There were no changes to Mr. Hernandez’s compensation.

The Company engages GM Consulting Group Inc. (“GM Consulting”), an entity owned by Gerard Hernandez, and his spouse, to provide accounting, financial reporting, and related consulting services. Mr. Hernandez’s spouse provides services to the Company through GM Consulting, including serving in a financial and accounting capacity. During the year ended December 31, 2025, and the nine months ended September 30, 2026, the Company incurred consulting fees of $100,000 and $120,833, respectively, under this arrangement. Mr. Hernandez and his spouse each hold a 50% ownership interest in GM Consulting.

There are no family relationships among Mr. Hernandez and any of the Company directors and executive officers and there are no arrangements or understandings between him and any other persons pursuant to which he was appointed as Chief Financial Officer. Except as disclosed above, Mr. Hernandez nor any of his immediate family members have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Employment Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Employment Agreement, dated October 23, 2026, between OpenWorld Inc. and Gerard Hernandez
99.1	Press Release dated October 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpenWorld, Inc.

Date: October 26, 2026	/s/ Gerard Hernandez
	Name:	Gerard Hernandez
	Title:	Chief Financial Officer